UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D. C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                  March 31, 1998
                                         (Date of earliest event reported)

                                                 EFTC CORPORATION
                          (Exact name of registrant as specified in its charter)

                                          Commission file number: 0-23332

                           Colorado                           84-0854616
                    (State or other jurisdiction of          (I.R.S. Employer
                  incorporation or organization)             Identification No.)

                                                  Horizon Terrace
                                          9351 Grant Street, Sixth Floor
                                              Denver, Colorado 80229
                                     (Address of principal executive offices)


                                                  (303) 451-8200
                            (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On March 31, 1998, pursuant to an Agreement and Plan of Reorganization, dated as of March 31, 1998 (the "Merger Agreement"), among EFTC Corporation (the "Company"), RM Electronics Acquisition Corporation, a New Hampshire corporation and wholly owned subsidiary of the Company ("RM Acquisition"), and RM Electronics, Inc., a New Hampshire corporation doing business as Personal Electronics, Inc. ("Personal Electronics"), the Company completed its acquisition of Personal Electronics. The acquisition was accomplished through the merger of RM Acquisition with and into Personal Electronics, with Personal Electronics being the surviving corporation. Upon the effectiveness of the merger, the Company issued 1,800,000 shares of its common stock to the former shareholders of Personal Electronics. The acquisition of Personal Electronics will be accounted for using the pooling method of accounting. Subject to certain conditions, the Company has agreed to appoint one nominee of Mr. Raymond Marshall and Mr. Robert Monaco to the Company's Board of Directors. Mr. Marshall and Mr. Monaco were the only shareholders of Personal Electronics prior to its acquisition by the Company.

         In connection with the acquisition of Personal Electronics, the Company entered into an Indemnification Agreement, dated as of March 31, 1998 (the "Indemnification Agreement"), and a Registration Rights Agreement, dated as of March 31, 1998 (the "Registration Rights Agreement"), with the former shareholders of Personal Electronics. Pursuant to the Indemnification Agreement, the former shareholders of Personal Electronics agreed to indemnify the Company against certain damages that could result from breaches of representations and warranties and covenants set forth in the Merger Agreement. Pursuant to the Registration Rights Agreement, subject to certain terms and conditions, the Company agreed to register the resale of up to 600,000 shares of the Company's common stock issued pursuant to the Merger Agreement. The Company agreed to cause such registration to be made by means of a shelf registration under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3, which the Company agreed to file not later than June 29, 1998. The Company is obligated to use reasonable efforts to cause such registration statement to become effective not later than August 15, 1998. The Registration Rights Agreement also provides certain "piggyback" registration rights, subject to certain terms and conditions, entitling the prior shareholders of Personal Electronics to include all or part of their shares of the Company's common stock in other registration statements under the Securities Act that the Company may file in the future.

         Pursuant to separate Employment Agreements, each dated as of March 31, 1998 (the "Employment Agreements"), the Company agreed for a term of two years to employ Raymond Marshall and Robert Monaco, each of whom was an officer of Personal Electronics prior to its acquisition by the Company.

         Prior to the acquisition by the Company, Personal Electronics was an independent provider of quick-turn, small scale, high mix electronic manufacturing services to original equipment manufacturers ("OEMs") in the greater Boston area and New Hampshire. Personal Electronics will continue its existing operations under the Personal Electronics name as part of the Company's "EFTC Express" service, which is aimed at providing high levels of personal


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service in low volume manufacturing.  As of March 31, 1998, Personal Electronics employed 83 persons and conducted its operations at a single location in Manchester, New Hampshire.

         The consideration for the acquisition of Personal Electronics consisted of 1,800,000 shares of Company common stock. The Company determined that the issuance of such shares was exempt from registration under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering because the transaction involved the acquisition of a business from the owners thereof based on private negotiations.

         The foregoing discussion of the Merger Agreement, the Registration Rights Agreement, the Indemnification Agreement and the Employment Agreements are hereby qualified in their entirety by reference to the terms thereof, which constitute exhibits hereto and are incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)  Exhibits

         The following exhibits are filed herewith or incorporated by reference:

     2.1 Agreement and Plan of Reorganization, dated as of March 31, 1998, among EFTC Corporation, RM Electronics Acquisition Corporation and RM Electronics, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the Company hereby agrees to furnish supplementally to the Commission upon request a copy of any schedule or exhibit omitted from such Agreement and Plan of Reorganization as filed herewith.)

     2.2 Indemnification Agreement, dated as of March 31, 1998, among the shareholders of RM Electronics, Inc. and EFTC Corporation.

     2.3 Registration Rights Agreement, dated as of March 31, 1998, among EFTC Corporation and the former shareholders of RM Electronics, Inc.

     2.4 Form of the separate Employment Agreements, each dated as of March 31, 1998, entered into by EFTC Corporation with each of Raymond Marshall and Robert Monaco.



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                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date:  April 15, 1998


                                                      EFTC Corporation

                                                      /s/Stuart Fuhlendorf
                                                         Stuart Fuhlendorf
                                                         Chief Financial Officer



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